                                                                   EXHIBIT 10.13

                        DISTRIBUTION AND ESCROW AGREEMENT

      This Distribution and Escrow Agreement (the "Agreement") is entered into this 22nd day of February, 1999, between Marine Midland Bank, a New York banking corporation and trust company, as Distribution and Escrow Agent ("Agent"), Telecommunications Service Center, Inc., a Florida corporation ("Debtor"), and CyberSentry, Inc., a Delaware corporation ("CyberSentry"). Unless otherwise stated, all capitalized terms used herein shall have the same meaning as in the Debtors' Second Amended Plan of Reorganization dated December 4, 1998, as supplemented (the "Plan"), a copy of which is annexed hereto as Annex A.

I.    INTRODUCTION.

      A. On December 4, 1998, the Debtor filed the Plan in the United States Bankruptcy Court, Middle District of Florida, Tampa Division (the "Bankruptcy Court") in Case No. 98-7835-8PI.

      B. On February 16, 1999, the Bankruptcy Court entered a conditional confirmation of the Plan pursuant to Section 112.9 of the United States Bankruptcy Code.

      C. Pursuant to Article IV of the Plan, Westinghouse Communications ("Westinghouse") and Sprint Communications Company L.P. ("Sprint") will be issued Class A Convertible Redeemable Participating Preferred Stock, par value $.001 per share (the "Preferred Stock"), of CyberSentry for their respective administrative claims.

      D. Pursuant to Article V of the Plan, the unsecured creditors in Class Five are to receive cash and shares of Preferred Stock for their respective Allowed Claims.

      E. Pursuant to Article V of the Plan, Shareholders in Class Six will be issued shares of common stock, par value $.001 per share (the "Common Stock," and, together with the Preferred Stock, the "New Securities"), of CyberSentry and shares of Preferred Stock in exchange for all outstanding shares of common stock of the Debtor.

      F. Pursuant to the Plan, cash in the amount of $312,000.00 necessary to pay the Class One administrative expense holders is to be transferred to a trust account maintained by McWhirter Reeves prior to the Final Confirmation hearing.

      G. The Debtor and CyberSentry have engaged Agent to act as Escrow Agent and Distribution Agent to assist in distributing (i) cash to McWhirter Reeves to pay Class One administrative expense holders, (ii) Preferred Stock to Westinghouse and Sprint for the payment of administrative expenses, (iii) cash and Preferred Stock to the Class Five claim holders and (iv) Common Stock and Preferred Stock to the Class Six claim holders.
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      H. Agent has agreed to act as Distribution Agent and Escrow Agent for the purposes described in paragraphs C, D, E and F hereof.

II.   ESCROW AGENT DUTIES.

      A. In its capacity as Escrow Agent, Agent shall maintain a non-interest bearing trust account (the "Distribution Account") for classes One and Five into which shall be deposited funds for the payment of cash to McWhirter Reeves and distributions to creditors in Class Five as required by, and in accordance with, Articles IV and V of the Plan.

      B. In its capacity as Escrow Agent, Agent shall receive all shares of common stock of the Debtor tendered by creditors in Class Six pursuant to
Article V of the Plan to be exchanged for shares of Common Stock and Preferred Stock pursuant to Article V of the Plan.

      C. In its capacity as Escrow Agent, Agent shall maintain a non-interest bearing trust account (the "Redemption Account") for Class Five into which shall be deposited funds for the redemption from time to time of shares of Preferred Stock held by creditors in Class Five as required by, and in accordance with,
Article V of the Plan.

III.  DISTRIBUTION AGENT DUTIES.

      A. Distributions to Class One - Administrative Expense Claims

            1. In its capacity as Distribution Agent, Agent is authorized to accept from CyberSentry (i) $312,000.00 for transfer to McWhirter Reeves in accordance with Article IV of the Plan, and 555,330 shares of Preferred Stock, of which 276,748 shares are to be issued to Westinghouse and 278,582 shares are to be issued to Sprint in accordance with Article IV of the Plan.

            2. Promptly following receipt of funds from CyberSentry pursuant to paragraph 1 hereof, Agent shall transfer $312,000.00 in immediately available funds to McWhirter Reeves.

            3. As soon as practical after receipt of the shares of Preferred Stock pursuant to paragraph 1 hereof, Agent shall distribute to Westinghouse 276,748 shares of Preferred Stock and to Sprint 278,582 shares of Preferred Stock.

      B. Distributions to Class Five - Allowed General Unsecured Claims.

            1. In its capacity as Distribution Agent, Agent is authorized to accept from CyberSentry, cash in the amount of $188,000.00 for distribution to Class Five holders of Allowed Claims ("Class Five Allowed Claim Holders") in accordance with Article V of the Plan.


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            2. In its capacity as Distribution Agent, Agent is authorized to accept from CyberSentry, the number of shares of Preferred Stock to be issued to Class Five Allowed Claim Holders in accordance with Article V of the Plan.

            3. As soon as practical after the Effective Date, CyberSentry shall allocate among the Class Five Allowed Claim Holders, Preferred Stock and cash in accordance with Article V of the Plan and advise Agent of such allocation. Promptly after completing the allocation, Agent shall send to each Class Five Allowed Claim Holder a confirmation showing the amount of cash and the number of shares of Preferred Stock allocated to such holder.

            4. Agent shall distribute to the Class Five Allowed Claim Holders cash and shares of Preferred Stock in accordance with the allocation thereof delivered by CyberSentry to Agent pursuant to paragraph 3 hereof.

      C. Distributions to Class Six - Shareholders of the Debtor.

            1. In its capacity as Distribution Agent, Agent is authorized to accept from CyberSentry, 1,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock for distribution to Shareholders in Class Six in accordance with Article V of the Plan.

            2. Agent shall distribute to each Shareholder in Class Six its pro rata percentage of the shares of Common Stock and Preferred Stock delivered by CyberSentry to Agent pursuant to paragraph 1 hereof.

      D. Delivery of Distributions; Unclaimed Property.

            1. Distributions and deliveries to (a) McWhirter Reeves shall be made in accordance with the written instructions of McWhirter Reeves, (b) to Westinghouse and Sprint shall be made to the addresses listed on Annex B hereto,
(c) Class Five Allowed Claim Holders shall be made at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed or if the Debtor or CyberSentry has been notified of a change of address), and (d) Shareholders in Class Six shall be made to the addresses shown on the stock ledger of the Debtor on the Confirmation Date. Prior to the Effective Date, the Debtor and CyberSentry shall deliver to Agent all pertinent information required to effect such distributions.

            2. If the distribution or delivery to any Class Five Allowed Claim Holder or Shareholder in Class Six is returned as undeliverable, no further distributions to such holder or Shareholder shall be made unless and until Agent or CyberSentry is notified in writing of such holder's or Shareholder's, as the case may be, then-current address, at which time all missed distributions shall be made by Agent to such holder or Shareholder without interest (except to the extent that such missed distributions have become unclaimed property). Agent shall notify CyberSentry of any distribution or delivery that is returned as undeliverable.


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          3.  Amounts or shares of Common Stock or Preferred Stock in respect of undeliverable distributions made through Agent shall be returned to Agent until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second (2nd) anniversary of the Effective Date, and after such date, such undeliverable distributions shall be unclaimed property. All unclaimed property shall revert to CyberSentry.

     E.   Distribution of Fractional Shares.
          ---------------------------------

          Agent shall not distribute fractional shares of Common Stock or Preferred Stock and, in lieu thereof, shall make cash payments in respect thereof. For purposes of calculating cash payments in lieu of fractional shares, each share of Common Stock shall be valued at $1.00 and Preferred Stock shall be valued at $1.50.

     F.   Dividends and Distributions Made on Property Held By Agent as
          -------------------------------------------------------------
          Distribution Agent.
          ------------------

          1. In its capacity as Distribution Agent holding issued but undistributed shares of Common Stock or Preferred Stock of CyberSentry, Agent shall (a) similarly hold for distribution any dividend or distribution made thereon, and (b) whenever any matter (including election of directors) is presented for a vote by holders of such shares of Common Stock or Preferred Stock, vote all of such shares in the same manner and proportion as the other outstanding shares of Preferred Stock or Common Stock, as the case may be, are voted.

          2. If, after the Effective Date, CyberSentry (a) pays a dividend or makes a distribution on any class of capital stock held by Agent, (b) subdivides the outstanding shares of any class of capital stock held by Agent into a greater number of shares or units, (c) combines the outstanding shares of any outstanding class of capital stock held by Agent into a smaller number of shares or units, (d) issues by reclassification of any class of the outstanding capital stock held by Agent any shares of its capital stock, or (e) is a party to a consolidation, merger, or transfer or assets providing for a change in or exchange of the outstanding shares of any class of capital stock held by Agent, then Agent's obligation to distribute any such class of capital stock to any Class Five Allowed Claim Holder or Shareholder in Class Six arising after the record date in the case of a dividend or distribution and after the Effective Date of any of the other foregoing transactions shall be adjusted so as to take into account such dividend, distribution or other event. Any such distribution shall be made net of any costs or expenses of Agent incurred in connection with such event.

     G.   Treatment of Cash.
          -----------------

          1. Agent shall at all times maintain the Distribution Account as a segregated account for any cash being held therein pursuant to the terms hereof, and shall deposit or invest all such cash, at the written direction of CyberSentry, in (a) direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged, (b) obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof; and (c) certificates of deposit and or other interest bearing demand deposits at any bank or trust company which has, at the time such investment is made, a capital stock and surplus aggregating at least twenty five million dollars ($25,000,000).

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            2. Agent shall at all times maintain the Redemption Account as a segregated account for any cash being held therein pursuant to the terms hereof, and shall deposit or invest all such cash, at the written direction of CyberSentry, in (a) direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged; (b) obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof; and (c) certificates of deposit and or other interest bearing demand deposits at any bank or trust company which has, at the time such investment is made, a capital stock and surplus aggregating at least twenty five million dollars ($25,000,000).

      H. Compliance with Tax Requirements; Reporting Requirements.

            1. In Connection with the Plan, to the extent applicable, Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

            2. With respect to each distribution, upon written request by CyberSentry, Agent will certify in writing to CyberSentry that such distribution has been made in accordance with the terms hereof, specifying the name of the recipient of such distribution and the amount and date of each such distribution.

            3. No later than the tenth day of each month during the term of this Agreement, Agent shall provide CyberSentry with a written report of all deposits to or distributions from the Distribution Account and the Redemption Account during the prior calendar month, and a written report of all issuances and cancellations of Common Stock or Preferred Stock during such prior calendar month.

      I. Maintenance of Stock Ledger.

            CyberSentry shall cause a register for the issuance of Common Stock and of Preferred Stock to be maintained by Marine Midland Bank, and shall cause Marine Midland Bank in such capacity to make available for inspection to the Agent a copy of each such register.

IV.   RIGHTS AND RESPONSIBILITIES OF THE AGENT

      Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its, rights, duties, liabilities and immunities:


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          1.  Agent's duties and responsibilities hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. Agent makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance or observance of any obligation, term or condition by the Debtor or CyberSentry under the Plan.

          2. Agent shall not be liable for any error of judgment, or for any act done or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except its gross negligence or willful misconduct.

          3. Agent may consult with legal counsel selected by it, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel.

          4. Agent may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. Agent shall be under no duty to inquire or investigate the validity, accuracy or content of any such document.

          5. Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, instruction, waiver, paper or document furnished to it pursuant to the terms hereof.

          6. Agent may resign and be discharged from its duties or obligations hereunder by giving written notice of such resignation specifying a date in no event less than 30 days from the giving of notice when such resignation shall take effect. Agent shall have the right to withhold an amount equal to the amount due and owing to it, plus any costs and expenses Agent shall reasonably believe may be incurred by it in connection with the termination of this Agreement.

          7. Agent's sole duty with respect to the custody, safekeeping and physical preservation cash or the New Securities shall be to deal with it in the same manner as Agent deals with similar property for its own account.

          8. Agent shall not be required to use its own funds in the performance of any of its obligations or duties, or in the exercise of any rights or powers, and shall not be required to take any action which, in Agent's sole judgment, could involve it in expense or liability unless furnished with security and indemnity which Agent deems, in its sole discretion, to be satisfactory.

          9. Agent and its affiliates may (without having to account therefor to any other party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Debtor or CyberSentry as if it were not acting as Escrow or Distribution Agent.



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

            10. Agent shall not be obligated to recognize any agreement between any or all of the parties referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

            11. Any person into which Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any person resulting form any such conversion, sale, merge, consolidation or transfer to which Agent is a party, shall be and become a successor Escrow and Distribution Agent hereunder and be vested with all of the trusts, powers, discretions, immunities, privileges, and other matters as was its predecessor without the execution or filing of any instrument or any further fact, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            12. CyberSentry agrees to indemnify Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out is duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary not withstanding, in no event shall Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

V.    FEES, EXPENSES AND TAXES

      A. In consideration of the services described in this Agreement, CyberSentry shall pay to Agent the fees specified in Annex C attached hereto.

      B. CyberSentry shall reimburse Agent upon request for all reasonable expenses incurred by Agent in connection with the performance of its duties hereunder, including without limitation all costs and attorneys' fees relating thereto.

      C. To the extent that Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the payment of funds held hereunder or any payment made hereunder, Agent shall notify the Debtor and CyberSentry of such tax and request payment thereof by the Debtor or CyberSentry and to the extent such taxes are not promptly paid by the Debtor or CyberSentry, Agent may pay such taxes from the cash held hereunder.

VI.   NOTICE PURSUANT TO THIS AGREEMENT.

      A. Any notice, request, waiver, demand or other communication required or permitted under this Agreement shall be in writing, and shall be deemed duly given (i) on the day delivered by hand or by courier, (ii) on the fifth (5th) day after posting by registered or certified mail, postage prepaid, return receipt requested, or (iii) when transmitted by facsimile (with a copy simultaneously sent by registered or certified mail, return receipt requested). Notices of change of address shall be effective only upon receipt notwithstanding the previous sentence.


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      B. Notices shall be sent to the addresses set forth below or to such other address of which a party has given notice in the manner provided in this Section VI.

      Notices to Agent:

            Marine Midland Bank
            140 Broadway, 12th Floor
            New York, New York 10005-1180
            Attn: Corporate Trust Department
            Facsimile: (212) 658-6425

      Notices to the Debtor:

            Telecommunications Service Center, Inc.
            412 East Madison Street, Suite 1200
            Tampa, Florida 33602
            Attn: Mr. Hal Shankland
            Facsimile: (813) 222-0875

      Notices to CyberSentry:

            CyberSentry, Inc.
            420 E. 64th Street
            New York, New York 10021
            Attn: Mr. Gerald Resnick
            Facsimile: (212) 980-9534

VII.  MISCELLANEOUS PROVISIONS.

      A. Whenever any distributions to be made to Agent shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately following Business Day. For purposes of this Agreement, the term "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

      B. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Agent, the Debtor and CyberSentry. This Agreement shall not be assignable or transferable by either party without prior written consent of the other party with notice thereof provided pursuant to Section VI of this Agreement.


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     C.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     D. If any such provision of this Agreement is found to be invalid, illegal or unenforceable, then such provision shall not affect the validity or legality of any other provisions of this Agreement which shall remain effective.

     E. This Agreement may not be amended, modified, supplemented, canceled or discharged, except by written instrument executed by the parties hereto.

     F. No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other provision or subsequent breach of the same provision, and the failure of a party to enforce at any time any provision herein shall not be deemed to be a waiver of any right of such party to subsequently enforced such provision or any other provision herein. No extension of time for performance of any obligations or other acts hereunder shall be deemed to be an extension of time for performance of any other obligations or any other acts.

     G. Each party irrevocably submits to the nonexclusive jurisdiction and the venue of the courts of the State of New York, and agrees that process and other papers may be served on him or her by registered mail, return receipt requested, addressed in accordance with Section VI herein, or by personal delivery, or in such other manner as may be permissible under the rules of such courts.

     H. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed, delivered and wholly performed within that State.

     I.  This Agreement may be executed by the parties in counterparts.

     J. This Agreement represents the entire understanding of the parties with respect to its subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereto duly authorized on the day and year first written above.

                              CyberSentry, Inc.


                              By: /s/ Gerald Resnick
                                  -------------------------------------

                              Its:    President
                                  -------------------------------------



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                              Marine Midland Bank,
                                 as Disbursing Agent and Escrow Agent


                              By: /s/ Frank J. Godino
                                 ------------------------------------

                              Its:    Vice President
                                  -----------------------------------

                              Telecommunications Service Center, Inc.


                              By: /s/ Hal Shankland
                                 ------------------------------------

                              Its:    President
                                  -----------------------------------


Annex A
[Copy of Plan]

Annex B
[Addresses and Tax I.D. No. of Westinghouse and Sprint]

Annex C
[Fee Letter]

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